Exhibit 5.1

11 South Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433 www.btlaw.com

September 28, 2021

America First Multifamily Investors, L.P.

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Ladies and Gentlemen:

We have acted as legal counsel to America First Multifamily Investors, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of a prospectus supplement, dated September 24, 2021 and filed with the Commission pursuant to Rule 424(b) of the Securities Act on that same date (the “Prospectus Supplement”) to the prospectus, dated December 6, 2019 (together with the Prospectus Supplement, the “Prospectus”), related to the Registration Statement on Form S-3 (File No. 333-235259) (the “Registration Statement”) filed by the Partnership with the Commission under the Securities Act, relating to the offer and sale by the Partnership of 4,750,000 beneficial unit certificates (“BUCs”) representing assigned limited partnership interests in the Partnership (the “Firm Units”) and up to an additional 712,500 BUCs (the “Additional Units,” and together with the Firm Units, collectively the “Units”), pursuant to that certain Underwriting Agreement dated September 24, 2021 (the “Underwriting Agreement”) between the Partnership and Raymond James & Associates, Inc., as representative of the several underwriters named therein.

In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Partnership and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership dated September 15, 2015, as amended (the “Partnership Agreement”); (iii) the Registration Statement; (iv) the Prospectus; (v) certain resolutions adopted by the Board of Managers of Greystone AF Manager LLC (“Greystone”), which is the general partner of the general partner of the Partnership; and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership and Greystone, and we have not otherwise independently investigated or verified such facts.  We are opining herein as to the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to any other laws.

America First Multifamily Investors, L.P.

September 28, 2021

In connection with rendering the opinions set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; (v) all Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and Prospectus; and (vi) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when sold and issued in accordance with the terms of the Underwriting Agreement and Partnership Agreement, in the manner described in the Registration Statement and Prospectus, and in compliance with the Securities Act and applicable state securities laws, the Units will be validly issued, fully paid, and non-assessable.

We express no opinion herein other than as expressly stated above.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed by the Partnership with the Commission, to the incorporation by reference of this opinion in the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement.  However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP